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                                         Exhibit 23(d)



              Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4, No. 333-22841) and related Prospectus of Southern New England Telecommunications Corporation for the registration of 700,500 shares of its common stock and to the incorporation by reference therein of our report dated February 6, 1997, with respect to the financial statements and schedule of The Woodbury Telephone Company included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP
                                 ---------------------
                                 Ernst & Young LLP

Hartford, Connecticut
March 10, 1997